                                                                      Exhibit 12


                               LAND O'LAKES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                                                                   THREE MONTHS
                                                                       YEARS ENDED DECEMBER 31,                   ENDED MARCH 31
                                                                       ------------------------                -------------------
                                                         1997        1998       1999      2000        2001        2001       2002
                                                         ----        ----       ----      ----        ----        ----       ----
Earnings before income taxes and extraordinary
   item.............................................  $106,650    $ 70,048    $21,498   $ 85,582    $ 89,540    $ 10,031   $ (7,139)
Plus:  Fixed charges(1).............................    21,622      35,670     53,602     63,009      66,035      14,239     20,242
Less:  Capitalized interest.........................       399       1,784      1,735      1,457         126          71         25
                                                      --------    --------    -------   --------    --------    --------    -------
      Earnings available to cover fixed charges.....  $128,671    $107,502    $76,835   $150,048    $155,701    $ 24,341    $13,128
                                                      ========    ========    =======   ========    ========    ========    =======
Ratio of earnings to fixed charges..................      6.0x        3.0x       1.4x       2.4x        2.4x        1.7x         --
                                                      ========    ========    =======   ========    ========    ========    =======
Earnings to fixed charges deficiency (2)............        --          --         --         --          --          --    $ 7,114


(1)   Fixed charges consist of the following:


                                                                                                                    THREE MONTHS
                                                                       YEARS ENDED DECEMBER 31,                    ENDED MARCH 31
                                                                       ------------------------                 -------------------
                                                        1997       1998        1999       2000        2001        2001       2002
                                                        ----       ----        ----       ----        ----        ----       ----
Interest expense, net...............................  $14,622    $27,170     $44,702    $52,439     $56,086     $ 11,752   $ 17,547
Rentals (interest factor)...........................    7,000      8,500       8,900     10,570       9,949        2,487      2,695
                                                      -------    -------     -------    -------     -------     --------   --------
   Total fixed charges..............................  $21,622    $35,670     $53,602    $63,009     $66,035     $ 14,239   $ 20,242
                                                      =======    =======     =======    =======     =======     ========   ========


(2) For the three months ended March 31, 2002, we would have had to have an increase in earnings or a decrease in fixed charges of $7.1 million to bring the ratio to 1.0x.

                         LAND O'LAKES FARMLAND FEED LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)



                                                            LAND O'LAKES FEED DIVISION     LAND O'LAKES FARMLAND FEED LLC
                                                            --------------------------     ------------------------------
                                                                           NINE MONTHS     THREE MONTHS
                                                           YEAR ENDED         ENDED            ENDED        YEAR ENDED
                                                           DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                              1999             2000            2000            2001
                                                              ----             ----            ----            ----
Net earnings (loss) ...................................      $25,362         $22,219          $(6,228)        $39,146
Plus:  Fixed charges(1)................................        2,534           1,014            2,185           7,688
                                                             -------         -------          -------         -------
   Earnings available to cover fixed charges...........      $27,896         $23,233          $(4,043)        $46,834
                                                             =======         =======          =======         =======
Ratio of earnings to fixed charges(2)..................        11.0x           22.9x                -            6.1x
                                                             =======         =======          =======         =======
Earnings to fixed charges deficiency(2)................           --              --          $ 6,228              --


                                                          LAND O'LAKES FARMLAND FEED LLC
                                                          ------------------------------
                                                           THREE MONTHS    THREE MONTHS
                                                              ENDED           ENDED
                                                             MARCH 31,       MARCH 31,
                                                              2001             2002
                                                              ----             ----
Net earnings (loss) ...................................      $ 4,010         $14,621
Plus:  Fixed charges(1)................................        2,073             381
                                                             -------         -------
   Earnings available to cover fixed charges...........      $ 6,083         $15,002
                                                             =======         =======
Ratio of earnings to fixed charges(2)..................         2.9x           39.4x
                                                             =======         =======
Earnings to fixed charges deficiency(2)................           --              --



(1)   Fixed charges consist of the following:


                                                            LAND O'LAKES FEED DIVISION     LAND O'LAKES FARMLAND FEED LLC
                                                            --------------------------     ------------------------------
                                                                           NINE MONTHS     THREE MONTHS
                                                           YEAR ENDED        ENDED            ENDED         YEAR ENDED
                                                           DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,     DECEMBER 31,
                                                              1999             2000            2000            2001
                                                              ----             ----            ----            ----
Interest expense, net..................................      $1,867          $  444           $2,052          $6,088
Rentals (interest factor)..............................         667             570              133           1,600
                                                             ------          ------           ------          ------
   Total fixed charges.................................      $2,534          $1,014           $2,185          $7,688
                                                             ======          ======           ======          ======


                                                          LAND O'LAKES FARMLAND FEED LLC
                                                          ------------------------------
                                                           THREE MONTHS    THREE MONTHS
                                                              ENDED           ENDED
                                                            MARCH 31,        MARCH 31,
                                                              2001             2002
                                                              ----             ----
Interest expense, net..................................      $1,772          $   --
Rentals (interest factor)..............................         301             381
                                                             ------          ------
   Total fixed charges.................................      $2,073          $  381
                                                             ======          ======


(2) For the three months ended December 31, 2000, earnings were inadequate to cover fixed charges. The deficiency of $6,228 was the result of restructuring charges totaling $9,700. Exclusive of these charges, the ratio of earnings to fixed charges would have been 2.6 for the three months ended December 31, 2000.